Company:	Jack Henry & Associates, Inc.	Analyst Contact:	Kevin D. Williams
	663 Highway 60, P.O. Box 807		Chief Financial Officer
	Monett, MO 65708		(417) 235-6652

		Press Contact:	Jessica Randall
Corporate Communications Manager
(704) 357-0298

Jack Henry & Associates, Inc. to Elevate David Foss to CEO
- Jack Prim Continues as Executive Chairman of the Board -

MONETT, Mo., January 12, 2016 - Jack Henry & Associates, Inc. (NASDAQ: JKHY), a leading provider of technology solutions and payment processing services primarily for the financial services industry announced a plan for executive transition whereby David Foss will be named president and chief executive officer (CEO) on July 1, 2016. Foss, who has served as president of Jack Henry & Associates since July 1, 2014, will assume the additional role of CEO and Jack Prim, the current CEO and Chairman of the Board will become Executive Chairman.

Foss began his career in 1985 at NCR and held leadership positions at Advanced Computer Systems (ACS) and BancTec. In 1999, he arranged the sale of BancTec’s financial solutions division to Jack Henry and Associates and subsequently served as president of JHA’s Open Systems Group and general manager of the Complementary Solutions Group. He was named general manager of JHA’s ProfitStars division in 2006 and president in 2009, and under his leadership, ProfitStars evolved from a start-up division into what is now a global brand serving more than 10,000 clients in the financial services industry. He was named president of Jack Henry & Associates in 2014. Foss holds a degree in Computer Science from Minnesota State University.

According to Prim, “We are fortunate to have a leader with Dave’s expertise and experience to step into the role of CEO for JHA. His industry knowledge, extensive background in financial services and his success in multiple roles at JHA make him the ideal CEO to successfully drive our future growth. His experience in creating a high performing, high morale organization will serve JHA well into the future.”

Prim will remain active with the company in the new role of Executive Chairman and will continue to reside in Monett, MO where the company is headquartered. Prim previously held the positions of Chief Operating Officer, President, CEO and in 2012 he was named Chairman of the Board.  Prim joined JHA through the acquisition of Broadway & Seymour’s Community Banking Division in 1995. Among his most notable accomplishments during his tenure is leading JHA into the outsourcing business which is a significant contributor to the recurring revenue that now represents over 80% of the company’s total revenue. Since his appointment as president in 2003, JHA has seen tremendous growth from 2,800 customers to nearly 11,000 clients and revenue growth from just over $400 million in fiscal 2003 to $1.26 billion in fiscal 2015. Prim’s insight and sharp focus on the quality of operations, the growing needs of today’s financial institutions and his insistence on superior customer satisfaction have been significant contributors to JHA’s exceptional financial performance.

Foss stated, “I am honored by this plan for the expanded role of President and CEO and am excited about continuing to develop new strategies and approaches to move JHA through its next critical growth phase. Our company is well positioned for the future and I look forward to leading our outstanding team of associates as we continue the JHA legacy of industry-leading service for our clients and strong financial performance for our shareholders. I want to thank Jack for all his contributions and I look forward to working with him in his new role as Executive Chairman as we focus on growing our company and delivering outstanding value to our employees, clients and shareholders."

About Jack Henry & Associates, Inc.

Jack Henry & Associates, Inc.® (NASDAQ:JKHY) is a leading provider of technology solutions and payment processing services primarily for the financial services industry. Its solutions serve almost 10,900 customers nationwide, and are marketed and supported through three primary brands. Jack Henry Banking® supports banks ranging from community banks to multi-billion dollar institutions with information processing solutions. Symitar® is a leading provider of information processing solutions for credit unions of all sizes. ProfitStars® provides highly specialized products and services that enable financial institutions of every asset size and charter, and diverse corporate entities to mitigate and control risks, optimize revenue and growth opportunities, and contain costs. Additional information is available at www.jackhenry.com.

Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company’s financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from any forward-looking information.